INDEPENDENT AUDITORS' REPORT

Board of Trustees and Shareholders
E*TRADE Funds

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of the E*TRADE Money Market Fund, E*TRADE Government Money Market Fund, E*TRADE Municipal Money Market Fund, E*TRADE California Municipal Money Market Fund and E*TRADE New York Municipal Money Market Fund (the "Funds") (five of the ten operating series of the E*TRADE Funds) as of September 30, 2003 and the related statements of operations, changes in net assets and financial highlights for the period from October 7, 2002 (commencement of investment operations) to September 30, 2003. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at September 30, 2003 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the E*TRADE Money Market Fund, E*TRADE Government Money Market Fund, E*TRADE Municipal Money Market Fund, E*TRADE California Municipal Money Market Fund and E*TRADE New York Municipal Money Market Fund as of September 30, 2003, the results of their operations, the changes in their net assets and the financial highlights for the period from October 7, 2002 (commencement of investment operations) to September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.



/s/ Deloitte & Touche LLP

Los Angeles, California
November 21, 2003